                              DECLARATION OF TRUST


                                       OF


                       LEHMAN BROTHERS LIQUID ASSETS TRUST

                           a Delaware Statutory Trust

                          Principal Place of Business:

                                 399 Park Avenue
                               New York, NY 10022

                              Agent for Service of
                              Process in Delaware:

                           Corporation Service Company
                              Little Falls Centre I
                              2711 Centreville Road
                                    Suite 400
                              Wilmington, DE 19908

                                TABLE OF CONTENTS

Article I Name and Definitions....................................................................................1
     Section 1.       Name........................................................................................1
     Section 2.       Definitions.................................................................................1

Article II Purpose of Trust.......................................................................................3

Article III Shares of Beneficial Interest.........................................................................3
     Section 1.       Description of Shares.......................................................................3
     Section 2.       Ownership of Shares.........................................................................4
     Section 3.       Investments in the Trust; Consideration.....................................................4
     Section 4.       Status of Shares and Limitation of Personal Liability.......................................4
     Section 5.       Power of Board of Trustees to Change Provisions Relating to Shares..........................4
     Section 6.       Establishment and Designation of Series and Classes.........................................5
     Section 7.       Indemnification of Shareholders.............................................................7

Article IV The Board of Trustees..................................................................................7
     Section 1.       Number, Election and Tenure.................................................................7
     Section 2.       Effect of Death, Resignation, etc. of a Trustee.............................................8
     Section 3.       Powers......................................................................................8
     Section 4.       Payment of Expenses by the Trust...........................................................11
     Section 5.       Payment of Expenses by Shareholders........................................................11
     Section 6.       Ownership of Assets of the Trust...........................................................12
     Section 7.       Service Contracts..........................................................................12

Article V Shareholders' Voting Powers............................................................................13

Article VI Net Asset Value, Distributions and Redemptions........................................................13
     Section 1.       Determination of Net Asset Value, Net Income, Dividends and Distributions..................13
     Section 2.       Redemptions and Repurchases................................................................14
     Section 3.       Redemptions at the Option of the Trust.....................................................14

Article VII Compensation and Limitation of Liability of Trustees.................................................14
     Section 1.       Compensation...............................................................................14
     Section 2.       Indemnification and Limitation of Liability................................................14
     Section 3.       Trustee's Good Faith Action; Expert Advice; No Bond or Surety..............................15
     Section 4.       Insurance..................................................................................15


                                      -i-

Article VIII Miscellaneous.......................................................................................15
     Section 1.       Liability of Third Persons Dealing with Trustees...........................................15
     Section 2.       Termination of Trust or Series or Class....................................................15
     Section 3.       Merger and Consolidation...................................................................16
     Section 4.       Amendments.................................................................................17
     Section 5.       Filing of Copies; References; Headings.....................................................17
     Section 6.       Applicable Law.............................................................................17
     Section 7.       Provisions in Conflict with Law or Regulations.............................................17
     Section 8.       Statutory Trust Only.......................................................................18
     Section 9.       Use of the Name "Lehman Brothers.".........................................................18

                              DECLARATION OF TRUST

                                       OF

                       LEHMAN BROTHERS LIQUID ASSETS TRUST


         WHEREAS, THIS DECLARATION OF TRUST (the "Declaration") is made and entered into as of the date set forth below by the Trustee hereunder (the "Initial Trustee") for the purpose of forming a Delaware statutory trust in accordance with the provisions hereinafter set forth;

         NOW, THEREFORE, the Initial Trustee is filing a Certificate of Trust with the Office of the Secretary of State of the State of Delaware and hereby declares that all money and property contributed to the trust established hereby shall be held and managed in trust for the benefit of the persons who may from time to time hold beneficial interests issued hereunder and subject to the provisions hereof, to wit:

                                   ARTICLE I
                              Name and Definitions

Section 1. Name.

         The name of the trust established hereby (the "Trust") is LEHMAN BROTHERS LIQUID ASSETS TRUST and, insofar as may be practicable, the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever herein used) shall refer to the Trustees as trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust. If the Trustees determine that the Trust's use of such name is not advisable or if the Trust is required to discontinue the use of such name pursuant to Article VIII, Section 9 hereof, then, subject to that section, the Trustees may adopt such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name.

Section 2. Definitions.

         Whenever used herein, unless otherwise required by the context or specifically provided:

              (a) The "Trust" refers to the Delaware statutory trust established hereby, by whatever name it be known, inclusive of each and every Series established hereunder;

              (b) The "Trust Property" means any and all assets and property, real or personal, tangible or intangible, which are owned or held by or for the account of the Trust or the Trustees, including without limitation the rights referenced in Article VIII, Section 9 hereof;

              (c) "Trustee" refers to the individual Initial Trustee who has signed this Declaration, so long as such person continues in office in accordance with the terms hereof, and all other individuals who may from time to time be duly elected or appointed to serve as Trustees hereunder in accordance with the provisions hereof, so long as such persons continue in office in accordance with the terms hereof, and all references herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder;

              (d) "Shares" means the units of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares;

              (e) "Shareholder" means a record owner of outstanding Shares;

              (f) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

              (g) The "1940 Act" refers to the Investment Company Act of 1940 and the rules and regulations thereunder, all as amended from time to time and any orders thereunder which may from time to time be applicable to the Trust;

              (h) The terms "Commission" and "Principal Underwriter" shall have the meanings given them in the 1940 Act;

              (i) "Declaration" shall mean this Declaration of Trust, as amended and in effect from time to time. Reference in this Declaration of Trust to "Declaration," "hereof," "herein," "hereby," and "hereunder" shall be deemed to refer to this Declaration rather than the article or section in which such words appear;

              (j) "By-Laws" shall mean the By-Laws of the Trust referred to in
Article IV, Section 3 hereof, as amended from time to time and incorporated herein by reference;

              (k) The term "Interested Person" has the meaning given it in the 1940 Act;

              (l) "Investment Adviser" means a party furnishing services to the Trust pursuant to any contract described in Article IV, Section 7(a) hereof;

              (m) "Series" refers to each Series of the Trust established and designated under or in accordance with the provisions of Article III hereof;

              (n) "Class" means a separately designated class of Shares of a Series established in accordance with the provisions of Article III of this Declaration with such varying rights from each other Class of such Series as may be established in accordance with the provisions of Article III of this Declaration; and

              (o) "Board of Trustees" means such individuals who at any given time constitute the Trustees.

                                   ARTICLE II
                                Purpose of Trust

         The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Series investing primarily in securities.

                                  ARTICLE III
                          Shares of Beneficial Interest

Section 1. Description of Shares.

         The beneficial interest in the Trust shall at all times be divided into transferable units to be called Shares, each with a par value of one tenth of one cent ($.001). The Trustees may, from time to time, authorize the division of Shares into separate Series and the division of any Series into two or more separate Classes of Shares, as they deem necessary and desirable. The different Series shall be established and designated, and the variations in the relative rights and preferences as between the different Series shall be fixed and determined, by the Trustees, without the requirement of Shareholder approval. The two initial Series of Shares shall have the rights and preferences provided for herein and in Article III, Section 6 hereof to the extent relevant and not otherwise provided for herein, and all references to Series (and Classes) shall be construed (as the context may require) to refer to the Trust.

         Subject to the provisions of Section 6 of this Article III, each Share shall have voting rights as provided in Article V hereof and in the By-Laws, and holders of the Shares of any Series shall be entitled to receive dividends, if and when declared, with respect thereto in the manner provided in Article VI,
Section 1 hereof. No Shares shall have any priority or preference over any other Share of the same Series or Class with respect to dividends or distributions upon termination of the Trust or of such Series or Class made pursuant to
Article VIII, Section 2 hereof. All dividends and distributions shall be made ratably among all Shareholders of a particular Series or Class thereof from the assets held with respect to such Series according to the number of Shares of such Series or Class held of record by such Shareholder on the record date for any dividend or distribution or on the date of termination, as the case may be. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or any Series or Class. The Trustees may from time to time divide or combine the Shares of any particular Series or Class without thereby materially changing the proportionate beneficial interest of the Shares of that Series or Class in the assets held with respect to that Series or materially affecting the rights of Shares of any other Series or Class.

         The number of authorized Shares and the number of Shares of each Series and Class that may be issued is unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series or Class into one or more Series or Classes that are now or hereafter established and designated from time to time. The Trustees may hold as treasury Shares, reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Series or Class reacquired by the Trust.

Section 2. Ownership of Shares.

         The ownership of Shares shall be recorded on the books of the Trust or of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series or Class. No certificates certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Series or Class and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Series or Class and as to the number of Shares of each Series or Class held by each Shareholder.

Section 3. Investments in the Trust; Consideration.

         Shares of the Trust shall be offered for sale and sold in such manner and at such times, and subject to such requirements and for such consideration, as may be determined from time to time by the Trustees, subject to applicable requirements of law, including the 1940 Act. To the extent permitted by applicable law, Shares may be sold subject to imposition of such sales charges, deferred sales charges, asset-based sales charges and redemption fees as may be determined by the Trustees. All Shares when issued on the terms determined by the Trustees shall be fully paid and nonassessable.

Section 4. Status of Shares and Limitation of Personal Liability.

         Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder shall not operate to terminate the Trust, and shall not entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of said deceased Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or to any right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholders, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

Section 5. Power of Board of Trustees to Change Provisions Relating to Shares.

         Notwithstanding any other provisions of this Declaration and without limiting the power of the Board of Trustees to amend the Declaration as provided elsewhere herein, the Board of Trustees shall have the power to amend this Declaration, at any time and from time to time, in such manner as the Board of Trustees may determine in its sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration, provided that before adopting any such amendment without Shareholder approval the Board of Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders or that Shareholder approval is not otherwise required by the 1940 Act or other applicable law. If Shares have been issued, Shareholder approval shall be required to adopt any amendments to this Declaration which would adversely affect to a material degree the rights and preferences of the Shares of any Series or Class or to increase or decrease the par value of the Shares of any Series or Class.

         Subject to this Section 5, the Board of Trustees may amend the Declaration of Trust to amend any of the provisions set forth in paragraphs (a) through (g) of Section 6 of this Article III.

Section 6. Establishment and Designation of Series and Classes.

         The two initial Series of Shares of the Trust (the "Initial Series"), which Series are hereby established and designated, are the Lehman Brothers Cash Reserves Series and Lehman Brothers Prime Obligation Series. Until such time as may otherwise be determined by the Trustees in accordance with this Declaration, all Shares of each such Initial Series shall be of one Class.

         The establishment and designation of any additional Series or Class shall be effective upon the execution by a majority of the Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series or Class, or as otherwise provided in such instrument. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

         Shares of the Initial Series, and Shares of each additional Series hereafter established pursuant to this Section 6, unless otherwise provided in the instrument establishing such Series, shall have the following relative rights and preferences:

              (a) Assets Held With Respect to a Particular Series or Class. All consideration received by the Trust for the issuance or sale of Shares of a particular Series or Class, together with all assets in which such consideration is invested or reinvested, all income, earnings and profits thereon, and the proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series or Class for all purposes, subject only to the rights of creditors of such Series, and shall be so recorded upon the books of account of the Trust. All such consideration, assets, income, earnings, profits and proceeds thereof of a Series or Class, are herein referred to as "assets held with respect to" that Series or Class. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series or Class (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Series or Classes in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Assets so allocated to a particular Series or Class shall be assets held with respect to that Series or Class. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series and Classes for all purposes.

              (b) Liabilities Attributable to a Particular Series or Class. The assets of the Trust held with respect to each particular Series and Class thereof shall be charged with all liabilities, expenses, costs, charges and reserves attributable to that Series or Class. All such liabilities, expenses, costs, charges, and reserves so charged to a Series or Class are herein referred to as "liabilities attributable to" that Series or Class. Any liabilities of the Trust which are not readily identifiable as being attributable to any particular Series or Class thereof ("General Liabilities") shall be allocated and charged by the Trustees to, between or among any one or more of the Series or Classes in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Liabilities so allocated to a particular Series or Class shall be liabilities attributable to that Series or Class. Each such allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series and Classes for all purposes. All Persons who have extended credit which has been allocated to a particular Series, or who have a claim or contract which has been allocated to any particular Series, shall look, and shall be required by contract to look exclusively, to the assets of that particular Series for payment of such credit, claim or contract. In the absence of an express contractual agreement so limiting the claims of such creditors, claimants and contract providers, each creditor, claimant and contract provider will be deemed nevertheless to have impliedly agreed to such limitation unless an express provision to the contrary has been incorporated in the written contract or other document establishing the claimant relationship.

              (c) Dividends, Distributions, Redemptions and Repurchases. Notwithstanding any other provisions of this Declaration, including, without limitation, Article VI: (i) no dividend or distribution including, without limitation, any distribution paid upon termination of the Trust or of any Series or Class with respect to, nor any redemption or repurchase of, the Shares of any Series or Class shall be effected by the Trust other than from the assets held with respect to such Series or Class, and (ii) except as specifically provided in Section 7 of this Article III, no Shareholder of any particular Series or Class shall otherwise have any right or claim against the assets held with respect to any other Series or Class except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series or Class. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income or capital gains and which items shall be treated as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

              (d) Voting. All Shares of the Trust entitled to vote on a matter shall vote separately by Series and by Class: that is, the Shareholders of each Series and Class shall have the right to approve or disapprove matters affecting the Trust and that Series and Class as if the Series or Class were separate companies. There are, however, two exceptions to voting by separate Series and Classes. First, if as to any matter the 1940 Act requires or permits all Shares entitled to vote with respect to such matter to be voted in the aggregate without differentiation between the separate Series or Classes, then all Shares entitled to vote on such matter shall vote as a single class. Second, if any matter affects only the interests of some but not all Series or Classes, then only the Shareholders of such affected Series or Classes shall be entitled to vote on the matter.

              (e) Equality. All the Shares of each particular Series or Class shall represent an equal proportionate interest in the assets held with respect to that Series or Class (subject to the liabilities attributable to that Series or Class and such rights and preferences as may have been established and designated with respect to such Series or Class), and each Share of any particular Series or Class shall be equal to each other Share of that Series or Class.

              (f) Fractional Shares. Any fractional Share of a Series or Class shall carry proportionately all the rights and obligations of a whole share of that Series or Class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

              (g) Exchange Privilege. The Trustees shall have the authority to provide that the holders of Shares of any Series or Class shall have the right to exchange said Shares for Shares of one or more other Series or Classes of Shares in accordance with such requirements, limitations and procedures as may be established by the Trustees.

Section 7. Indemnification of Shareholders.

         If any Shareholder or former Shareholder shall be exposed to liability by reason of a claim or demand relating to his or her being or having been a Shareholder, and not because of his or her acts or omissions, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives, or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the Trust against all loss and expense arising from such claim or demand.

                                   ARTICLE IV
                              The Board of Trustees

Section 1. Number, Election and Tenure.

         The number of Trustees constituting the Board of Trustees shall be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board of Trustees; provided, however, that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15). Except as required by the 1940 Act, Trustees need not be elected by Shareholders. The Board of Trustees, by action of a majority of the then Trustees at a duly constituted meeting, may fill vacancies in the Board of Trustees or remove Trustees with or without cause; except that a vacancy shall be filled only by a person elected by Shareholders if required by the 1940 Act.

         Each Trustee shall serve during the continued lifetime of the Trust until he dies, resigns, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his successor. Any Trustee may resign at any time by written instrument signed by him and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal. The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. Any Trustee may be removed at any meeting of Shareholders by a vote of two-thirds of the outstanding Shares of the Trust. A meeting of Shareholders for the purpose of electing or removing one or more Trustees shall be called (i) by the Trustees upon their own vote, or (ii) upon the demand of a Shareholder or Shareholders owning Shares representing 10% or more of all votes entitled to be cast by outstanding Shares.

Section 2. Effect of Death, Resignation, etc. of a Trustee.

         The death, declination, resignation, retirement, removal or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled as provided in Article IV, Section 1, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Board of Trustees. In the event of the death, declination, resignation, retirement, removal or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to fill vacancies, the Trust's Investment Adviser is hereby empowered to appoint new Trustees, subject to the provisions of Section 16(a) of the 1940 Act.

Section 3. Powers.

         Subject to the provisions of this Declaration, the business of the Trust shall be managed by the Board of Trustees, and such Board shall have all powers necessary or convenient to carry out that responsibility.

         Without limiting the foregoing, the Trustees may: (i) adopt By-Laws not inconsistent with this Declaration providing for the regulation and management of the affairs of the Trust and may amend and repeal the By-Laws to the extent that such By-Laws do not reserve that right to the Shareholders; (ii) elect persons to serve as Trustees and fill vacancies in the Board of Trustees, and remove Trustees from such Board in accordance with the provisions of this Declaration, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; (iii) appoint from their own number and establish and terminate one or more committees consisting of one or more Trustees which may exercise the powers and authority of the Board of Trustees to the extent that the Trustees determine; (iv) employ one or more custodians of the assets of the Trust and may authorize such custodians to employ sub-custodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank, retain a transfer agent or a shareholder servicing agent, or both, and employ such other Persons as the Trustees may deem desirable for the transaction of business of the Trust or any Series; (v) provide for the issuance, sale and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise; (vi) redeem, repurchase, retire, cancel, acquire, hold, resell, reissue, classify, reclassify, and transfer and otherwise deal in Shares pursuant to applicable law; (vii) set record dates for the determination of Shareholders with respect to various matters; (viii) declare and pay dividends and distributions to Shareholders of each Series or Class from the assets of such Series or Class; (ix) collect all property due to the Trust, pay all claims, including taxes, against the Trust Property, prosecute, defend, compromise or abandon any claims relating to the Trust Property, foreclose any security interest securing any obligations by virtue of which any property is owed to the Trust, and enter into releases, agreements and other instruments;
(x) incur and pay any expenses which, in the opinion of the Trustees, are necessary or incidental to carry out the purposes of the Trust, and pay reasonable compensation from the funds of the Trust to themselves as Trustees;
(xi) engage in and prosecute, defend, compromise, abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims and demands relating to the Trust expenses incurred in connection therewith, including those of litigation; (xii) indemnify any Person with whom the Trust has dealings, including the Shareholders, Trustees, officers, employees, agents, Investment Advisers and their affiliates, or Principal Underwriters of the Trust and their affiliates, to the extent permitted by law and not inconsistent with any applicable provisions of the By-Laws as the Trustees shall determine; (xiii) determine and change the fiscal year of the Trust or any Series and the method by which its accounts shall be kept; (xiv) adopt a seal for the Trust or any Series; and (xv) in general, delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian, transfer or shareholder servicing agent, Investment Adviser or Principal Underwriter. Any determination made by the Trustees in good faith as to what is in the interests of the Trust shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. Unless otherwise specified or required by law, any action by the Board of Trustees shall be deemed effective if approved or taken by a majority of the Trustees then in office.

         Without limiting the foregoing, the Trust shall have power and authority:

              (a) To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of securities of every nature and kind, including, without limitation, all types of stocks, bonds, bills, notes, debentures, options, negotiable or non-negotiable instruments, obligations, swaps, forwards, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or saving institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" or "delayed delivery" contracts for any such securities, to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments;

              (b) To sell, exchange, lend, pledge, mortgage, hypothecate, lease or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series;

              (c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

              (d) To exercise powers and rights to subscription or otherwise which in any manner arise out of ownership of securities;

              (e) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or sub-custodian or a nominee or nominees or otherwise;

              (f) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

              (g) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

              (h) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to a claim for taxes;

              (i) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

              (j) To borrow funds or other property in the name of the Trust exclusively for Trust purposes;

              (k) To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

              (l) To purchase and pay for out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Investment Advisers and their affiliates, Principal Underwriters and their affiliates, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Investment Adviser, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability, subject to such limitations as may be imposed by law;

              (m) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

              (n) To enter into futures contracts (including, but not limited to, interest rate and stock index futures contracts) and options thereon; and

              (o) To conduct, operate and carry on any other lawful business and engage in any other lawful business activity which the Trustees, in their sole and absolute discretion, consider to be (i) incidental to the business of the Trust as an investment company; (ii) conducive to or expedient for the benefit or protection of the Trust or any Series or the Shareholders; or (iii) calculated in any other manner to promote the interests of the Trust or any Series or the Shareholders.

         The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

Section 4. Payment of Expenses by the Trust.

         The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, Investment Advisers, Principal Underwriters, auditors, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

Section 5. Payment of Expenses by Shareholders.

         The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series, to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

Section 6. Ownership of Assets of the Trust.

         Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section 7. Service Contracts.

              (a) Subject to such requirements and restrictions as may be set forth in the By-Laws, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive investment advisory, management and administrative services for the Trust or for any Series with any corporation, trust, association or other organization; and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for one or more Investment Advisers to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments, or such other activities as may specifically be delegated to such party.

              (b) The Trustees may also, at any time and from time to time, contract with any corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or Principal Underwriter for the Shares of one or more of the Series or Classes or other securities to be issued by the Trust.

              (c) The Trustees are also empowered, at any time and from time to time, to contract with any corporation, trust, association or other organization, appointing it the administrator, custodian, transfer agent or shareholder servicing agent for the Trust or one or more of its Series.

              (d) The Trustees are further empowered, at any time and from time to time, to contract with any entity to provide such other services to the Trust or any Series or Class, as the Trustees determine to be in the best interests of the Trust or the Series or Class.

              (e) The fact that:

                  (i) any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, Investment Adviser, Principal Underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or affiliate of any organization with which an advisory, management or administration contract, or Principal Underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust; or that

                  (ii) any corporation, trust, association or other organization with which an advisory, management or administration contract or Principal Underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made also has an advisory, management or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other service contract with other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.

                                   ARTICLE V
                           Shareholders' Voting Powers

         Subject to the provisions of Article III, Section 6(d), the Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Article IV, Section 1, and (ii) with respect to such additional matters relating to the Trust as may be required by this Declaration, the By-Laws, the 1940 Act or any registration of the Trust filed with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except that (i) Shares held in the Treasury as of the record date, as determined in accordance with the By-Laws, shall not be voted, and (ii) when Shares of more than one Series or Class vote together on a matter as a single class, each Share (or fraction thereof) shall be entitled to that number of votes which is equal to the net asset value of such Share (or fractional Share) determined as of the applicable record date. There shall be no cumulative voting in the election of Trustees.

         Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action that the law, this Declaration or the By-Laws require to be taken by Shareholders.

                                   ARTICLE VI
                 Net Asset Value, Distributions and Redemptions

Section 1. Determination of Net Asset Value, Net Income, Dividends and
           Distributions.

         Subject to Article III, Section 6 hereof, the Trustees, in their absolute discretion, may prescribe such bases and times for valuing the net assets of the Trust and determining the net asset value of Shares, which net asset value shall be separately determined for each Series and Class, for determining the net income attributable to the Shares of any Series or Class, or for declaring and paying dividends and other distributions on Shares of any Series or Class, as they may deem necessary or desirable.

         The Trustees shall, in their sole discretion, consistent with applicable law, determine whether any cash or property of the Trust or any stock dividends received by the Shareholders shall be treated as income or as principal and whether any item of expense shall be charged to the income or the principal amount, and any such determination made in good faith shall be conclusive and binding upon the Shareholders.

Section 2. Redemptions and Repurchases.

         The Trust shall purchase such Shares as are offered by any Shareholder for redemption upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a Person designated by the Trust that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof by wire or check, in accordance with applicable law, less the amount of any deferred sales charge or redemption fee that is applicable. Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request is made in proper form, except as may otherwise be permitted by the 1940 Act.

Section 3. Redemptions at the Option of the Trust.

         The Trust shall have the right at its option and at any time to redeem Shares from any Shareholder at the net asset value thereof as described in
Section 1 of this Article VI if at such time, and as a result of one or more redemptions of one or more Shares by such Shareholder, the aggregate net asset value of the Shares in such Shareholder's account with the Trust or any Series of Class is, as a result (in whole or part) of a redemption of Shares, less than the minimum initial investment amount then applicable for investments in the Trust or the applicable Series or Class, or such other amount, as the Trustees may from time to time determine.

                                  ARTICLE VII
              Compensation and Limitation of Liability of Trustees

Section 1. Compensation.

         The Trustees as such shall be entitled to reasonable compensation from the Trust, and they may fix the amount of such compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

Section 2. Indemnification and Limitation of Liability.

         The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, Investment Adviser or Principal Underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, and the Trust out of its assets shall indemnify and hold harmless each and every Trustee from and against any and all claims and demands whatsoever arising out of or related to each Trustee's performance of his duties as a Trustee of the Trust to the fullest extent permitted by law; provided that nothing herein contained shall indemnify, hold harmless or protect any Trustee from or against any liability to the Trust or any Shareholder to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

         Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

Section 3. Trustee's Good Faith Action; Expert Advice; No Bond or Surety.

         The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable to the Trust and to any Shareholder solely for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice. The Trustees shall not be required to give any bond as such nor any surety if a bond is required.

Section 4. Insurance.

         The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee or officer in connection with any claim, action, suit or proceeding in which he becomes involved by virtue of his capacity or former capacity with the Trust.

                                  ARTICLE VIII
                                  Miscellaneous

Section 1. Liability of Third Persons Dealing with Trustees.

         No Person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Section 2. Termination of Trust or Series or Class.

         Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of the holders of a majority of the outstanding Shares of each Series entitled to vote, voting separately by Series, or by the Trustees by written notice to the Shareholders. Any Series or Class may be terminated at any time by vote of the holders of a majority of the outstanding Shares of that Series or Class respectively or by the Trustees by written notice to the Shareholders of that Series or Class.

         Upon termination of the Trust (or any Series or Class, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities held, severally, with respect to each Series (or the applicable Series or Class), whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets held, severally, with respect to each Series (or the applicable Series or Class) to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds held with respect to each Series (or the applicable Series or Class) to the Shareholders of that Series or Class, as a Series or Class, ratably according to the number of Shares of that Series or Class held by the several Shareholders on the date of termination.

Section 3. Merger and Consolidation.

         The Trustees may cause (i) the Trust or one or more of its Series, to the extent consistent with applicable law, to be merged into or consolidated with another trust or company; (ii) Shares of the Trust or any Series to be converted into beneficial interests in another statutory trust (or series thereof) created pursuant to this Section 3 of Article VIII; (iii) the sale of substantially all of the assets of the Trust or one or more of its Series to another trust or company in exchange for the assumption of the liabilities of the Trust or the Series and the issuance of beneficial interests in such trust or company; or (iv) Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law. Such merger or consolidation, Share conversion, sale of assets or Share exchange must be authorized by vote of the holders of a majority of the outstanding Shares of the Trust or the affected Series, except that if the majority of the Board of Trustees approves such transaction by an affirmative vote of a majority of the Trustees, the approval of a majority of Shares present in person or by proxy and entitled to vote thereon at the Shareholders' meeting shall be sufficient to effect the transaction; provided that in all respects not governed by applicable law, the Trustees shall have the power to prescribe the procedures necessary or appropriate to accomplish the transaction including the power to create one or more separate statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust or any Series into beneficial interests in such separate statutory trust or trusts (or series thereof). The Trustees may also cause substantially all of the assets of any Series (the "Acquired Series") to be sold to another Series if authorized by vote of the holders of a majority of the outstanding Shares of the Acquired Series, except that if the majority of the Board of Trustees approves such a sale by an affirmative vote of a majority of the Trustees, the approval of a majority of Shares present in person or by proxy and entitled to vote thereon shall be sufficient to effect the transaction, and to the extent not governed by applicable law, the Trustees shall have the power to prescribe the procedures necessary or appropriate to accomplish the transaction. Upon consummation of any transaction contemplated by this Section 3, the Trust or applicable Series, as the case may be, shall distribute its remaining assets to Shareholders and terminate as provided by Section 2 of this Article VIII.

Section 4. Amendments.

              (a) This Declaration may be restated or amended at any time by an instrument in writing signed by a majority of the Trustees and, if required by applicable law or this Declaration or the By-Laws, by approval of such amendment by Shareholders in accordance with Article V hereof and the By-Laws. Any such restatement or amendment hereto shall be effective immediately upon execution and approval. The Certificate of Trust of the Trust may be restated or amended by a similar procedure, and any such restatement or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

              (b) Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments on Shareholders.

Section 5. Filing of Copies; References; Headings.

         The original or a copy of this Declaration and of each restatement and amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this Declaration or of any such restatement or amendment. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Declaration. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This Declaration may be simultaneously executed in any number of counterparts each of which shall be deemed an original, and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

Section 6. Applicable Law.

         This Declaration is created under and is to be governed by and construed and administered according to the laws of the State of Delaware and the Delaware Statutory Trust Act, as amended from time to time (the "Delaware Act"). The Trust shall be a Delaware statutory trust pursuant to the Delaware Act, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a statutory trust.

Section 7. Provisions in Conflict with Law or Regulations.

              (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended, or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

              (b) If any provision of the Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration in any jurisdiction.

Section 8. Statutory Trust Only.

         It is the intention of the Trustees to create a statutory trust pursuant to the Delaware Act and thereby to create only the relationship of trustee and beneficial owners within the meaning of the Delaware Act between the Trustees and each Shareholder. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a statutory trust pursuant to the Delaware Act. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 9. Use of the Name "Lehman Brothers."

         The name "Lehman Brothers" and all rights to the use of the name "Lehman Brothers" belong to Lehman Brothers Asset Management Inc. ("LBAM"), the sponsor of the Trust. LBAM has consented to the use by the Trust of the identifying word "Lehman Brothers" and has granted to the Trust a non-exclusive license to use such word as part of the name of the Trust and the name of any Series of Shares. In the event an affiliate of LBAM is not appointed as Investment Adviser or Principal Underwriter or ceases to be the Investment Adviser or Principal Underwriter of the Trust or of any Series, the non-exclusive license granted herein may be revoked in whole or in part by LBAM and the Trust shall cease using the name "Lehman Brothers" as part of its name or the name of any Series of Shares, unless otherwise consented to by LBAM or any successor to its interest in such name.

         IN WITNESS WHEREOF, the Trustee named below do hereby make and enter into this Declaration of Trust as of the 19th day of June, 2003.



                                             /s/ Kurt A. Locher
                                             -----------------------------------
                                             Trustee